Exhibit 23







                          CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in the registration statements of West Pharmaceutical Services, Inc. and subsidiaries, on Form S-8 (Registration Nos. 2-95618, 2-45534, 33-39506, 33-32580, 33-37825, 33-61074, 33-61076, 333-12287, 333-
          12289, 333-53817, and 333-78783) of our report dated February 25,
          2000, on our audits of the consolidated financial statements of West Pharmaceutical Services, Inc. and subsidiaries as of December 31, 1999 and December 31, 1998, and for the three years in the period ended December 31, 1999, which report is incorporated in this Annual Report on Form 10-K.

          /s/ PricewaterhouseCoopers LLP
          ________________________________
          PricewaterhouseCoopers LLP

          Philadelphia, Pennsylvania
          March 27, 2000